Exhibit 10.4

[SUNTRUST LOGO APPEARS HERE]

April 15, 2005

Mr. Garry Angle

Vice President

The Rowe Companies

2121 Gardner Street

Elliston, VA 24087

Dear Garry

Per our conversation earlier today, we have no objection and are in agreement in concept with The Rowe Companies’ intention to revise their method of accounting and restate prior period financial statements for the fiscal years 2002 through 2004 as well as the first quarter of 2005. We understand and agree to the changes in Section 9.7.9 - Capital Expenditures and Section 9.3.1 - Consolidated Fixed Charge Coverage Ratio, as outlined in the letter from Fleet Capital to The Rowe Companies, dated April 14, 2005, that are in an effort by Rowe to be consistent with the interpretation of the SEC, as set forth in the SEC’s letter dated February 7, 2005 to the A1CPA regarding the appropriate accounting for leases.

Should you have any questions, please do not hesitate to call me at 982-3362.

Sincerely,

/s/ Susan S. Still	/s/ Stephen S. Brookshire

Susan S. Still Senior Vice President Commercial Banking	Stephen S. Brookshire President Atlantic Financial Managers, Inc. General Partner of Atlantic Financial Group, Ltd.

Acknowledged and Agreed:

The Rowe Companies

/s/ Garry W. Angle
Garry W. Angle, Vice President—Treasury Management
and Assistant Secretary